Exhibit 99.1

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
AND
ADMISSION TICKET

This is notice of your invitation to attend the special meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, July 12, 2005 at 9:00 a.m. at the Procter & Gamble General Offices, Two Procter & Gamble Plaza, Cincinnati, Ohio.

The purpose of the special meeting is to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of January 27, 2005, among The Procter & Gamble Company, Aquarium Acquisition Corp., a wholly-owned subsidiary of Procter & Gamble, and The Gillette Company, and approve the issuance of Procter & Gamble common stock in the merger, and (ii) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the issuance of Procter & Gamble common stock in the merger.

You should present this admission ticket in order to gain admittance to the special meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable. If the shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares.

THE PROCTER & GAMBLE COMPANY SHAREHOLDER’S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD Special Meeting of Shareholders-Tuesday, July 12, 2005

     The undersigned hereby appoints Norman R. Augustine, Bruce L. Byrnes and A. G. Lafley (the “Proxy Committee”), and each of them (with respect to any shares of common stock held by the undersigned directly or via the Company’s Shareholder Investment Program) as proxies to attend the special meeting of shareholders of the Company to be held on Tuesday, July 12, 2005 at 9:00 a.m. at the Procter & Gamble General Offices, Two Procter & Gamble Plaza, Cincinnati, Ohio and any adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR Item 1 and FOR Item 2.

     This proxy also provides voting instructions for shares held by the Trustees of the Retirement Trust and the Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (as applicable, with respect to shares of common stock and Series A and B ESOP Convertible Class A Preferred Stock held for the benefit of the undersigned) and directs such Trustees to vote all shares held for the benefit of the undersigned as indicated on the reverse side of this card and with the Proxy Committee on such other matters as may properly come before the meeting. The Trustees will vote shares of the Company’s Stock held by them for which instructions are not received in direct proportion to the voting of shares for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended. The Trustees will vote unallocated shares in direct proportion to voting by allocated shares of the same Class in aggregate, for which instructions have been received.

     This proxy/voting instruction card is solicited jointly by the Board of Directors of The Procter & Gamble Company and the Trustees of the Plan Trust listed above pursuant to a separate Notice of Special Meeting and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged. This card should be mailed in the enclosed envelope in time to reach the Company’s proxy tabulator, Automatic Data Processing, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. on Monday, July 11, 2005 for Common shares to be voted and 8:00 a.m. on Friday, July 8, 2005 for the Trustees to vote the Plan shares. Automatic Data Processing will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively. Individual proxy voting and voting instructions will be kept confidential by Automatic Data Processing and not provided to the Company.

The Procter & Gamble Company
P.O. Box 5572
Cincinnati, OH 45201-5572

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. on July 11, 2005. Have your proxy/voting instruction card in hand when you access the website and follow the instructions on the website.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. on July 11, 2005. Have your proxy/voting instruction card in hand when you call and follow the instructions the vote voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to The Procter & Gamble Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PROCTER & GAMBLE COMPANY

The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain

1.	A proposal to adopt the Agreement and Plan of Merger, dated as of January 27, 2005, among The Procter & Gamble Company, Aquarium Acquisition Corp., a wholly-owned subsidiary of Procter & Gamble, and The Gillette Company, and approve the issuance of Procter & Gamble common stock in the merger.	☐	☐	☐

2.	A proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the issuance of Procter & Gamble common stock in the merger.	☐	☐	☐

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date